Exhibit 4.8


                           AMENDMENT NO. 2 AND CONSENT
                                    UNDER THE
                                    AGREEMENT



         AMENDMENT NO. 2 AND CONSENT (this "Amendment"), dated as of June 19, 1996, under the Credit Agreement, dated as of December 19, 1995, by and among American Radio Systems Corporation, a Delaware corporation (the "Borrower"), The Bank of New York, as agent (the "Agent"), Bank of Montreal, Banque Paribas, Chemical Bank, CIBC Inc., Fleet National Bank and Toronto Dominion (Texas), Inc., as co-agents (collectively, the "Co-Agents"), and each Lender party thereto (collectively, the "Lenders"), as amended by Amendment No. 1, dated as of February 1, 1996 (as amended, the "Agreement"). Capitalized terms used herein which are defined in the Agreement shall have the same meanings as therein defined unless otherwise defined herein.

                                    RECITALS

                  The Borrower has requested that the Agreement be amended to permit the issuance of certain convertible exchangeable preferred Stock of the Borrower and to modify certain covenants in the Agreement as hereinafter set forth.

                  Accordingly, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                  1. Section 1.1 of the Agreement is amended to add the following new definitions:

                  "1996 Convertible Exchangeable Preferred Stock Issuance": the issuance of convertible exchangeable preferred Stock of the Borrower having a total liquidation value (including any such Stock sold pursuant to the over-allotment option of the initial purchasers) not exceeding $165,000,000, as described in the Confidential Preliminary Offering Circular, dated June 7, 1996.

                  "Exchange Subordinated Indenture": in the event that the Borrower elects to exchange shares of the preferred Stock issued in connection with the 1996 Convertible

                  Exchangeable Preferred Stock Issuance for Exchange Subordinated Indenture Notes, the indenture between the Borrower and the applicable trustee relating thereto, such indenture to contain subordination terms with respect to the Loan Documents at least as favorable to the Agent and the Required Lenders, the Co-Agents and the Lenders as those contained in the Subordinated Indenture and to be in form and substance reasonably satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.20.

                  "Exchange Subordinated Indenture Notes": the subordinated notes, issued pursuant to the Exchange Subordinated Indenture, such subordinated notes to be subordinated to the Loan Documents at least to the same extent as the Subordinated Indenture Notes and to be in form and substance reasonably satisfactory to the Agent and the Required Lenders, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.20.

                  "Exchange Guaranty": guaranties, or more Subordinated Indenture Subsidiary the subordinated guaranty or if any, executed and delivered by one of the Restricted Subsidiaries in with the Exchange Subordinated connection Indenture, each such subordinated guaranty to be subordinated to the Loan Documents at least to the same extent as the Subordinated Indenture Subsidiary Guaranty and to be in form and substance reasonably satisfactory to the Agent and the Required Lenders, as the same may be amended, supplemented or otherwise modified from time to time in accordance with section 8.20.

                  2. The definition of "Consolidated Annual Operating Cash Flow" as defined in Section 1.1 of the Agreement is amended to delete the following:

                  provided that (i) the aggregate amount of WPBZ Cash Flow, WTIC Cash Flow and Additional Cash Flow (if any) (collectively, the ("Acquired Station Cash Flow") which is added to Consolidated Annual Operating Cash Flow pursuant to this sentence shall not exceed an aggregate amount equal to (1) for the period through June 30, 1996, 100% of the Acquired Station Cash Flow, (2) for the period from July 1, 1996 through September 30, 1996, 75% of the Acquired Station Cash Flow, (3) for the period from October 1, 1996 through December 31, 1996, 50% of the Acquired Station Cash Flow and (4) thereafter, 0% of the Acquired Station Cash Flow, (ii) the aggregate amount of Acquired Station Cash Flow which is added to Consolidated Annual Operating Cash Flow pursuant to this sentence prior to July 1, 1996 shall not exceed 20% of the aggregate amount of Consolidated Annual Operating Cash Flow after giving effect to the addition of such Acquired Station Cash Flow and (iii) each of the Palm Beach (WPBZ) Documents, the Hartford (WTIC) Documents and the documents evidencing any arrangement contemplated by paragraph (c) above shall be in full force and effect and no default shall exist thereunder and to replace it with the following:

                  provided that (i) the aggregate amount of WPBZ Cash Flow, WTIC Cash Flow and Additional Cash Flow (if any) (collectively, the "Acquired Station Cash Flow") which is added to Consolidated Annual Operating Cash Flow pursuant to this sentence shall not exceed an aggregate amount equal to (1) for the period through December 31, 1996, 100% of the Acquired Station Cash Flow and
                  (2) thereafter, 0% of the Acquired Station Cash Flow, (ii) the aggregate amount of Acquired Station Cash Flow which is added to Consolidated Annual Operating Cash Flow pursuant to this sentence prior to January 1, 1997 shall not exceed 20% of the aggregate amount of Consolidated Annual Operating Cash Flow after giving effect to the addition of such Acquired Station Cash Flow and (iii) each of the Palm Beach (WPBZ) Documents, the Hartford (WTIC) Documents and the documents evidencing any arrangement contemplated by paragraph (c) above shall be in full force and effect and no default shall exist thereunder.

                  3.       The definition of "Fixed Charges" as  set  forth in
section 1.1 of the Agreement is amended to amend and restate clause (d) to read as follows:

                  (d) Restricted Payments made in cash pursuant to and in accordance with sections 8.4(b) and 8.4(e) (excluding Restricted Payments made with funds received from the Tower Subsidiary).

                  4.       The definition of "Senior Debt" as set forth in
section 1.1 of the Agreement is amended and restated in its entirety to read as follows:

                  "Senior Borrower" the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries (other than the Indebtedness evidenced by the Subordinated Indenture Notes, the Subordinated Indenture Subsidiary Guaranty, the Exchange Subordinated Indenture Notes, and the Exchange Subordinated Indenture Subsidiary Guaranty) on a Consolidated basis, determined in accordance with GAAP.

                  5. Section 8.1 of the Agreement is amended to amend and restate clauses (v) and (vi) thereof in their entirety to read as follows:

                  (v) Indebtedness of the Borrower evidenced by (a) the Subordinated Indenture Notes and (b) the Exchange Subordinated Indenture Notes, provided that, in the case of this clause
                  (b), immediately before and after giving effect to the incurrence thereof no Default or Event of Default shall exist;
                  (vi) Indebtedness of the Restricted Subsidiaries evidenced by the Subordinated Indenture Subsidiary Guaranty and the Exchange Subordinated Indenture Subsidiary Guaranty.

                  6. The Lenders hereby consent to the nonapplication of the finality requirement with respect to the FCC order as set forth in clause (iii) of the second sentence of section 8.3(b) of the Agreement with respect to each of the following acquisitions, provided that in each case, immediately prior to the closing of such acquisition, the applicable FCC order consenting to such acquisition has not been reversed, stayed, enjoined, set aside, annulled or suspended and no request with respect to such FCC order has been filed for administrative or judicial review, reconsideration, appeal or stay:

                  (i) KJMZ(FM), Las Vegas, Nevada, and the related assets and other property associated therewith,

                  (ii) KSTE(AM), Rancho Cordova, California, and the related assets and other property associated therewith,

                  (iii) WSJZ(FM), Buffalo, New York, and the related assets and other property associated therewith, and

                  (iv) KVEG(AM), Las Vegas, Nevada, and the related assets and other property associated therewith.

                  7. Section 8.4 of the Agreement is amended to delete the word "and" immediately before paragraph (d) therein and to add the following immediately preceding the period at the end of such section:

                  ; and

                  (e) the Borrower may declare and pay cash dividends on the preferred Stock issued pursuant to the 1996 Convertible Exchangeable Preferred Stock Issuance, provided that, immediately before and after giving effect thereto, no Default or Event of Default shall exist.

                  8. Section 8.5(g) of the Agreement is amended and restated in its entirety to read as follows:

                  (g) Investments by the Borrower in loans, in an aggregate outstanding principal amount (excluding accrued interest which has been added to principal) not in excess of $75,000,000, to entities to finance the acquisition of broadcasting related businesses which the Borrower is obligated to, or has an option to, acquire from such entities (similar to the arrangements entered into by the Borrower with Ten Eighty Corporation or Palm Beach Broadcasting) (including, without limitation, Investments by the Borrower in the WPBZ Loan, the loan evidenced by the Hartford (WTIC) Notes and the Hartford $8,500,000 Loan), provided that (i) the acquisitions are permitted pursuant to section 8.3 (subject, if applicable, to the last paragraph of section 8.3) and (ii) all notes evidencing such loans, together with all collateral security and related agreements delivered to the Borrower in connection therewith (excluding the Hartford $8,500,000 Notes), are pledged to the Agent under and in accordance with the Borrower Security Agreement.

                  9. The Lenders hereby consent that, notwithstanding anything to the contrary contained in section 8.7 of the Agreement or elsewhere in the Agreement, the Borrower may transfer all of its rights and obligations to acquire WVOR(FM), WPXY(FM), WHAM(AM) and WHTK(AM), all serving Rochester, New York, to Palm Beach Broadcasting.

                  10.  Section 8.8 of the  Agreement is amended to delete clause
(2) therein in its entirety and to renumber clauses "(3)" and "(4)" therein as clauses "(2)" and "(3)", respectively.

                  11. Section 8.10 of the Agreement is amended to delete the amount "$4,000,000" set forth in clause (a) therein and to replace it with the amount "$8,000,000", and to delete the amount "3,000,000" set forth in clause
(a) therein and to replace it with the amount "$5,000,000".

                  12. Section 8.12 of the Agreement is amended to amend and restate clause (iii) in its entirety to read as follows:

                  (iii)  the prepayment of the Subordinated  Indenture
                  Notes   and  the  Exchange  Subordinated  Indenture

                  Notes, in either case to the extent permitted under section 8.20.

                  13. Section 8.16 of the Agreement is amended to amend and restate clause (iii) thereof in its entirety to read as follows:

                  (iii) executing, delivering and performing its obligations under the Subsidiary Guaranty, the Subordinated Indenture
                  Subsidiary Guaranty and the Exchange Subordinated Indenture Subsidiary Guaranty.

                  14. Section 8.19 of the Agreement is amended and restated in its entirety to read as follows:

                  8.19 Stock Issuance.

                           Issue any additional  shares of Stock,  or permit any
                  of its Restricted Subsidiaries so to do, except (i) the Borrower may issue shares of its common Stock or Non
                  Redeemable Preferred Stock, (ii) the Tower Subsidiary may issue shares of its Stock to the Borrower and (iii) the Borrower may issue shares of its preferred Stock pursuant to the 1996 Convertible Exchangeable Preferred Stock Issuance; provided that in each case immediately before and after giving effect thereto no Default or Event of Default shall exist, or if a Default or Event of Default shall exist, the Borrower shall prepay the Loans in an amount equal to the net proceeds received by the Borrower in connection with such issuance of Stock by the Borrower immediately upon its receipt thereof.

                  15. Section 8.20 of the Agreement is amended and restated in its entirety to read as follows:

                  8.20  Subordinated Indebtedness.

                  Enter into or agree to any amendment, modification or waiver of any term or condition of the Subordinated Indenture, the Subordinated Indenture Notes, the Subordinated Indenture Subsidiary Guaranty, the Exchange Subordinated Indenture, the Exchange Subordinated Indenture Notes or the Exchange
                  Subordinated Indenture Subsidiary Guaranty, or purchase, redeem or make any payment with respect to Indebtedness under the Subordinated Indenture Notes, the Subordinated Indenture Subsidiary Guaranty, the Exchange Subordinated Indenture Notes or the Exchange Subordinated Indenture Subsidiary Guaranty, or permit any of its Restricted Subsidiaries so to do, except for required payments to the extent expressly permitted pursuant to the subordination terms set forth therein, and except as permitted under section 8.1(viii).

                  16. This Amendment shall become effective as of the date hereof upon receipt by the Agent of this Amendment executed by a duly authorized officer or officers of the Borrower, the Agent and the Required Lenders.

                  17. In all other respects the Agreement and the .. Documents shall remain in full force and effect.

                  18. In order to induce the Agent to execute this Amendment and the Co-Agent and the Lenders to consent thereto, the Borrower hereby (a) certifies that all representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement, and (c) agrees to pay the reasonable fees and disbursements of counsel to the Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

                  19. The Borrower hereby (a) reaffirms and admits the validity, enforceability and continuation of all the Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Agent, the Co-Agents or the Lenders under the Loan Documents to which it is a party.

                  20. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

                  21. This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                          THE BANK OF NEW YORK, individually
                                          and as Agent



                                          By:________________________________
                                          Title:_____________________________

                                          AMERICAN RADIO SYSTEMS CORPORATION




                                          By:________________________________
                                          Title:_____________________________


AGREED:


BANK OF MONTREAL



By:______________________________
Name:____________________________
Title:___________________________


BANQUE PARIBAS



By:______________________________
Name:____________________________
Title:___________________________



By:______________________________
Name:____________________________
Title:___________________________


CHEMICAL BANK



By:______________________________
Name:____________________________
Title:___________________________


CIBC INC.



By:______________________________

Name:____________________________
Title:___________________________


FLEET NATIONAL BANK



By:______________________________
Name:____________________________
Title:___________________________




By:______________________________
Name:____________________________
Title:___________________________


TORONTO DOMINION (TEXAS), INC.



By:______________________________
Name:____________________________
Title:___________________________


UNION BANK



By:______________________________
Name:____________________________
Title:___________________________


FIRST UNION NATIONAL BANK OF NORTH
CAROLINA



By:______________________________
Name:____________________________
Title:___________________________


BANQUE NATIONALE DE PARIS

By:______________________________
Name:____________________________
Title:___________________________


NATIONSBANK OF TEXAS, N.A.



By:______________________________
Name:____________________________
Title:___________________________


LTCB TRUST COMPANY




By:______________________________
Name:____________________________
Title:___________________________


THE SUMITOMO BANK, LIMITED



By:______________________________
Name:____________________________
Title:___________________________



By:______________________________
Name:____________________________
Title:___________________________